SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 13, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                            1-3492                  No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011
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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 13, 2002 registrant issued a press release entitled "Halliburton Court Hearing Extended."

         The text of the press release is as follows:


                       Halliburton Court Hearing Extended


Houston, Texas - Halliburton (NYSE: HAL) today announced that a status conference scheduled today in the Harbison-Walker bankruptcy regarding the stay contained in the bankruptcy court's temporary restraining order has been continued until Wednesday, December 18, 2002. The bankruptcy court, upon request of the Official Committee of Asbestos Creditors in the Harbison-Walker bankruptcy and Halliburton, agreed to extend the stay until next week. The court's temporary restraining order, which was originally entered on February 14, 2002, stays more than 200,000 pending asbestos claims against Halliburton's subsidiary DII Industries, LLC.

The company said it is close to an agreement in principle with plaintiffs' attorneys representing more than 300,000 claimants that will resolve all of the asbestos-related personal injury claims against the company, but needs more time to agree to details of the terms.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 13, 2002            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary